                                                                               .
                                                                               .
                                                                               .

EXHIBIT 21.1

              SUBSIDIARIES OF THE REGISTRANT

               NAME                   JURISDICTION OF ORGANIZATION
----------------------------------    ----------------------------
F5 Networks Australia Pty. Limited          Australia
F5 Networks SARL                            France
F5 Networks GmbH                            Germany
F5 Networks Hong Kong Limited               Hong Kong
F5 Networks Japan K.K.                      Japan
F5 Networks Korea Ltd.                      Korea
F5 Networks Singapore Pte Ltd               Singapore
F5 Networks Limited                         United Kingdom
F5 RO, Inc.                                 Washington, U.S.A.
MagniFire Websystems, Inc.                  Delaware, U.S.A.
Swan Labs Corporation                       California, U.S.A.